Exhibit 99.2

Seres Therapeutics, Inc.

Unaudited Pro Forma Combined Financial Information

On September 30, 2024, Seres Therapeutics, Inc. (“Seres” or the “Company”) completed its previously announced sale of Seres’ VOWST microbiome therapeutic business (the “VOWST Business”) (the “Transaction”) pursuant to the Asset Purchase Agreement, dated August 5, 2024 (the “Purchase Agreement”), with Société des Produits Nestlé S.A., a société anonyme organized under the laws of Switzerland (“SPN”), and a wholly-owned subsidiary of Nestlé S.A.

In addition to the tangible and intangible assets sold, the Company also transferred to Nestlé Health Science (i) the license agreement with Memorial Sloan Kettering Cancer Center (the “MSK Agreement”), (ii) the supply agreement with Genlbet, and (iii) the contract manufacturing agreement with Bacthera (the “Bacthera Agreement”). On September 30, 2024, in connection with the closing of the Transaction (“the Closing”), the Company and SPN also entered into a Transition Services Agreement (the “Transition Services Agreement”) that describes certain services the Company will provide to Nestlé Health Science following the date of Closing. In connection with the Transition Services Agreement, the Company will provide manufacturing services until December 31, 2025, and other services until the later of the period specified in the schedule to the Transition Services Agreement for each service or June 30, 2026. The Company also agreed to assign certain lease agreements at donor collection facilities located in Tempe, Arizona and Irvine, California, as well as the Company’s donor screening laboratory in Pennsylvania and the Company’s lease of laboratory and office space used for quality release testing located in Waltham, Massachusetts (“Waltham Lease”). Further, during the period from the date of Closing until December 31, 2025, the Company will be entitled to receive 50% of all net profits of the VOWST Business in the United States and Canada and will bear 50% of all net loss of the VOWST Business in the United States and Canada, as applicable (the “Profit Sharing Payments”).

As a condition to Closing, Seres and SPN entered into a Securities Purchase Agreement (“Securities Purchase Agreement”), in which SPN agreed to purchase 14,285,715 shares of the Company’s common stock, par value $0.001 per share (the “Seres common stock”) at Closing at a purchase price per share of $1.05, resulting in aggregate proceeds of $15.0 million to the Company concurrently with the closing of the Transaction.

The following unaudited pro forma combined financial information is based on Seres’ historical consolidated financial statements and are presented to illustrate:

•	the estimated effects of the Transaction;

•	upon Closing and the purchase of Seres common stock pursuant to the Securities Purchase Agreement, the receipt of an aggregate of $154.8 million in cash proceeds from SPN;

•

upon Closing, the Company’s repayment in full of the indebtedness under its Credit Agreement and Guaranty, dated April 27, 2023, by and among Seres, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and Oaktree Fund Administration, LLC (inclusive of fees of $21.7 million consisting of prepayment related fees and the unaccreted portion of the final fee under the Oaktree Credit Agreement and estimated accrued interest as of the payoff date of $3.7 million) (the “Oaktree Credit Agreement”); and

•

following the Closing, obligations of Seres to pay certain amounts incurred on behalf of Nestlé Health Science, including amounts associated with the Profit Sharing Payments, the MSK Agreement, the Company’s obligation to pay 80.1% of the costs associated with the Company’s Waltham Lease and Seres’ ongoing post-marketing safety study of the Product from the date of Closing until December 31, 2025.

The unaudited pro forma combined statements of operations of Seres reflect Seres’ results of operations as if the Transaction had occurred on January 1, 2023. The unaudited pro forma combined balance sheet of Seres reflects the financial position as if the Transaction had occurred on June 30, 2024.

The unaudited pro forma combined financial information and the accompanying notes should be read in conjunction with:

•

the audited consolidated historical financial statements of the Company for the years ended December 31, 2023 and December 31, 2022 contained in the Company’s Annual Report on Form 10-K filed for the year ended December 31, 2023 filed with the SEC on March 5, 2024, and;

•

the unaudited consolidated financial statements and accompanying notes for the six months ended June 30, 2024 contained in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2024 filed with the SEC on August 13, 2024.

The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Article 11 of Regulation S-X requires that pro forma financial information include the following pro forma adjustments to the historical financial of the registrant as follows:

•	Transaction Accounting Adjustments – Adjustments that reflect only the application of required accounting to the acquisition, disposition, or other transaction.

•

Autonomous Entity Adjustments – Adjustments that are necessary to reflect the operations and financial position of the registrant as an autonomous entity when the registrant was previously part of another entity.

In addition, Regulation S-X permits registrants to reflect adjustments that depict synergies and dis-synergies of the acquisitions and dispositions for which pro forma effect is being given in our disclosures as management adjustments. We have determined not to disclose such adjustments because we do not believe presenting such adjustments would enhance an understanding of the pro forma effects of the Transaction.

There are no autonomous entity adjustments included in the pro forma financial information.

The transaction accounting adjustments to reflect the sale of the VOWST Business in the unaudited pro forma combined financial information include:

•

the sale of the assets and liabilities of the VOWST Business pursuant to the Purchase Agreement required to present it on a discontinued operations basis in accordance with ASC 205-20, Presentation of Financial Statements—Discontinued Operations (“ASC 205”); and

•

adjustments required to record the estimated impact of the cash proceeds received in connection with the transaction, net of transaction costs, accrued liabilities due to SPN – related party, the Securities Purchase Agreement and the repayment of the Company’s indebtedness under the Oaktree Credit Agreement.

The effects of recording certain adjustments associated with contingent consideration related to i) future fixed installment payments to be received by the Company after it performs services and is determined by SPN to be in material compliance with the terms and conditions of the Transition Services Agreement and ii) certain milestone payments received by the Company after the Product has achieved net sales-based milestones, have been excluded as these amounts have been accounted for as gain contingencies in accordance with ASC 450, Contingencies. These contingent receivables will be recognized in earnings after the contingencies are resolved. Additionally, the Company has estimated costs associated with certain accrued liabilities due to SPN as a loss contingency in accordance with ASC 450, Contingencies. This contingent liability has been accrued on the Company’s pro forma combined balance sheet. The unaudited pro forma combined financial information does not reflect transaction accounting adjustments for the Transition Services Agreement. . Pro forma adjustments have not been made related to the Transition Services Agreement as the services cannot be reasonably estimated at this time.

The estimated pre-tax gain of $148.3 million on the sale of the VOWST Business has been calculated as follows:

Amount (in 000s)
Consideration Received:
Upfront payment, net of intercompany accounts and Bacthera settlement	$79,790
Prepaid milestone	60,000
Deferred revenue from termination of ROW and US License Agreement	95,364
Settlement of net collaboration payable as of close	24,474
Premium (discount) on equity financing	1,484
Termination of collaboration agreements - deferred income	7,922
Accrued liabilities due to SPN - related party	(46,674)

Total consideration received	$222,360

Net assets transferred:
Inventory	$52,997
Prepaid expenses and other current assets	2,177
Property and equipment, net	4,184
Operating lease assets	18,417
Restricted cash	1,205
Other non-current assets	38,877
Accrued expenses and other current liabilities	(29,104)
Operating lease liabilities	(14,668)

Net assets transferred	$74,085

Estimated Pre-tax Gain	$148,275

The estimated pre-tax gain of $148.3 million has been excluded from the pro forma combined statement of operations as this amount pertains to discontinued operations and does not impact income from continuing operations.

The unaudited pro forma combined financial information is presented for informational purposes only and is based upon estimates by Seres’ management, which are based upon available information and certain assumptions that Seres’ management believes are reasonable as of the date of this filing. The unaudited pro forma combined financial information is not intended to be indicative of the actual financial position or results of operations that would have been achieved had the Transaction been consummated as of the periods indicated above, nor does it purport to indicate results which may be attained in the future. Actual amounts could differ materially from these estimates.

The unaudited pro forma combined balance sheet as of June 30, 2024 and the unaudited pro forma combined statement of operations for the six months ended June 30, 2024 and years ended December 31, 2023 and 2022 should be read in conjunction with the notes thereto.

Seres Therapeutics, Inc.

Pro Forma Combined Balance Sheet

As of June 30, 2024

(Unaudited)

		Transaction Accounting Adjustments
	Historical Seres	Discontinued Operations		Pro Forma Adjustments		Pro Forma
(In thousands, except share and per share data)	(A)	(B)	Notes	(C)	Notes	Seres
ASSETS
Current assets:
Cash and cash equivalents	$71,232	$—		$23,841	(i)	$95,073
Collaboration receivable - related party	18,601	(18,601)	†	—		—
Inventories	52,997	(52,997)	*	—		—
Prepaid expenses and other current assets	6,435	(2,177)	*	—		4,258

Total current assets	149,265	(73,775)		23,841		99,331
Property and equipment, net	17,794	(4,184)	*	—		13,610
Operating lease assets	103,282	(18,417)	*	—		84,865
Restricted cash	9,873	(1,205)	*	—		8,668
Other non-current assets	41,517	(38,877)	*	(2,134)	(ii)	506

Total assets	$321,731	$(136,458)		$21,707		$206,980

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,809	$—		$—		$4,809
Accrued expenses and other current liabilities	86,356	(72,180)	‡	3,169	(v)	17,345
Accrued liabilities due to SPN - related party	—	—		37,233	(iii)	37,233
Operating lease liabilities, current	9,195	(1,178)	*	—		8,017
Deferred income - related party	7,922	(7,922)	†	—		—

Total current liabilities	108,282	(81,280)		40,402		67,404
Long term portion of note payable, net of discount	102,494	—		(102,494)	(ii)	—
Operating lease liabilities, net of current portion	100,936	(13,490)	*	—		87,446
Deferred revenue - related party	95,364	(95,364)	†	—		—
Accrued liabilities due to SPN - related party, net of current portion	—	—		9,441	(iii)	9,441
Other long-term liabilities	1,729	—		—		1,729

Total liabilities	408,805	(190,134)		(52,651)		166,020
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding at June 30, 2024	—	—		—		—
Common stock, $0.001 par value; 360,000,000 shares authorized; 151,633,922 historical shares issued and outstanding at June 30, 2024; 165,919,637 pro forma shares issued and outstanding at June 30, 2024	152	—		14	(iv)	166
Additional paid-in capital	964,012	—		13,502	(iv)	977,514
Accumulated other comprehensive loss	—	—		—		—
Accumulated deficit	(1,051,238)	53,676		60,842	(i), (ii), (iii), (iv), (v)	(936,720)

Total shareholders’ equity	(87,074)	53,676		74,358		40,960

Total liabilities and stockholders’ equity	$321,731	$(136,458)		$21,707		$206,980

Seres Therapeutics, Inc.

Pro Forma Combined Statement of Operations

Six Months Ended June 30, 2024

(Unaudited)

		Transaction Accounting Adjustments
	Historical Seres	Discontinued Operations			Pro Forma Adjustments			Pro Forma
(In thousands, expect share and per share data)	(A)	(D)	Notes		(E)	Notes		Seres
Expenses:
Research and development expenses	$39,577	$(936)			$—			$38,641
General and administrative expenses	31,525	(3,857)			—			27,668
Collaboration (profit) loss sharing - related party	(171)	171			—			—

Total operating expenses	70,931	(4,622)			—			66,309

Loss from operations	(70,931)	4,622						(66,309)
Other income, net
Interest income	2,878	—			—			2,878
Interest expense	(8,110)	8,110	(i	)	—			—
Other income	3,160	(1,826)	(ii	)	—			1,334

Total other (expense) income, net	(2,072)	6,284			—			4,212

Net loss from continuing operations	$(73,003)	$10,906			$—			$(62,097)

Net loss from continuing operations per share attributable to common stockholders, basic and diluted	(0.49)					(ii	)	(0.38)

Weighted average common shares outstanding, basic and diluted	148,808,089					(i	)	163,093,804

Other comprehensive income (loss):
Unrealized gain on investments, net of tax of $0	$—	$—			$—			$—
Currency translation adjustment	—	—			—			—
Total other comprehensive income (loss)	—	—			—			—

Comprehensive loss	$(73,003)	$10,906			$—			$(62,097)

Seres Therapeutics, Inc.

Pro Forma Combined Statement of Operations

Year Ended December 31, 2023

(Unaudited)

		Transaction Accounting Adjustments
	Historical Seres	Discontinued Operations			Pro Forma Adjustments			Pro Forma
(In thousands, expect share and per share data)	(A)	(D)	Notes		(E)	Notes		Seres
Revenues:
Collaboration revenue - related party	$126,325	$(126,325)			$—			$—

Total revenues	126,325	(126,325)			—			—
Expenses:					—			—
Research and development expenses	145,860	(17,684)			—			128,176
General and administrative expenses	87,744	(6,018)			—			81,726
Collaboration (profit) loss sharing - related party	704	(704)			—			—

Total operating expenses	234,308	(24,406)			—			209,902

Loss from operations	(107,983)	(101,919)			—			(209,902)
Other (expense) income, net:
Interest income	7,301	—			—			7,301
Interest expense	(13,176)	10,708	(i	)	—			(2,468)
Other (expense) income	134	—			—			134

Total other (expense) income, net	(5,741)	10,708			—			4,967

Net loss from continuing operations	$(113,724)	$(91,211)			$—			$(204,935)

Net loss from continuing operations per share attributable to common stockholders, basic and diluted	(0.89)					(ii	)	(1.44)

Weighted average common shares outstanding, basic and diluted	128,003,294					(i	)	142,289,009

Other comprehensive income (loss):
Unrealized gain on investments, net of tax of $0	$10	$—			$—			$10
Currency translation adjustment	2	—			—			2
Total other comprehensive income (loss)	12	—			—			12

Comprehensive loss	$(113,712)	$(91,211)			$—			$(204,923)

Seres Therapeutics, Inc.

Pro Forma Combined Statement of Operations

Year Ended December 31, 2022

(Unaudited)

		Transaction Accounting Adjustments
	Historical Seres	Discontinued Operations		Pro Forma Adjustments		Pro Forma
(In thousands, expect share and per share data)	(A)	(D)	Notes	(E)	Notes	Seres
Revenues:
Collaboration revenue - related party	$7,128	$(7,128)		$—		$—

Total revenues	7,128	(7,128)		—		—
Expenses:
Research and development expenses	172,920	(61,494)		—		111,426
General and administrative expenses	79,694	(8,963)		—		70,731
Collaboration (profit) loss sharing - related party	1,004	(1,004)		—		—

Total operating expenses	253,618	(71,461)		—		182,157

Loss from operations	(246,490)	64,333		—		(182,157)
Other (expense) income, net:
Interest income	3,058	—		—		3,058
Interest expense	(6,020)	—		—		(6,020)
Other (expense) income	(705)	—		—		(705)

Total other (expense) income, net	(3,667)	—		—		(3,667)

Net loss from continuing operations	$(250,157)	$64,333		$—		$(185,824)

Net loss from continuing operations per share attributable to common stockholders, basic and diluted	(2.31)					(1.72)

Weighted average common shares outstanding, basic and diluted	108,077,043					108,077,043

Other comprehensive income (loss):
Unrealized gain on investments, net of tax of $0	$49	$—		$—		$49
Currency translation adjustment	(1)	—		—		(1)
Total other comprehensive income (loss)	48	—		—		48

Comprehensive loss	$(250,109)	$64,333		$—		$(185,776)

Seres Therapeutics, Inc.

Notes to Unaudited Pro Forma Combined Financial Information

The unaudited pro forma combined financial information reflects the following notes and adjustments:

(A)

Reflects the consolidated balance sheet as of June 30, 2024, and consolidated statement of operations for the six months ended June 30, 2024, contained in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2024 filed with the SEC on August 13, 2024, as well as our consolidated statements of operations for the years ended December 31, 2023, and 2022 contained in the Company’s Annual Report on Form 10-K filed with the SEC on March 5, 2024.

(B)

Reflects the discontinued operations of the VOWST Business, including the associated assets, liabilities and equity. Line items on the Company’s pro forma combined balance sheet as of June 30, 2024 denoted with the following symbols represent the following:

•	* - Represents net assets that are transferring to Nestlé Health Science in connection with the Transaction.

•	† - Represents pre-existing assets and liabilities that are being settled in connection with the Transaction and are included in consideration received.

•

‡ - The accrued expenses and other current liabilities line item contains components of both consideration received and net assets transferred to Nestlé Health Science. The collaboration payable to SPN of ($43.1) million will be settled as of the date of Closing and included in consideration received. The net assets transferred of ($29.1) million related to accrued expenses that will transfer to Nestlé Health Science as of the date of Closing.

(C)

Reflects the additional transaction accounting adjustments on the Company’s pro forma combined balance sheet, which shows how the sale of the VOWST Business might have affected Seres’ historical financial statements if the sale had been completed at an earlier time.

i.

To record the estimated net cash proceeds from the Transaction of $154.8 million, which includes a) $100.0 million, less $17.9 million associated with the net collaboration payable and $2.3 million settlement payment related to the Bacthera Agreement (assuming an exchange rate of 0.8503 Swiss francs to $1), b) $60.0 million of cash proceeds associated with the Prepaid Milestone, and c) $15.0 million of cash proceeds from the issuance of shares of Seres common stock pursuant to the Securities Purchase Agreement. These cash proceeds have been reduced by a) $102.5 million to repay principal under the Oaktree Credit Agreement that will be repaid in connection with the Transaction, b) $21.7 million consisting of prepayment related fees and the unaccreted portion of the final fee under the Oaktree Credit Agreement and estimated accrued interest as of the payoff date of $3.7 million and c) $3.0 million of estimated transaction costs that will be incurred at the date of Closing and paid in cash. The offsetting amount of $23.9 million consists of a reduction of $102.5 million to the long term portion of note payable, net of discount, offset by the increase in the fair value for the shares issued of $13.5 million recorded in common stock and additional paid-in capital and the remaining amount of $112.9 million recorded to the ‘‘accumulated deficit’’ line item.

ii.

Represents certain pro forma adjustments to demonstrate the repayment of the indebtedness under the Oaktree Credit Agreement, including a) a reduction in principal amount of $102.5 million, included in the “long term portion of note payable, net of discount” line item and b) a reduction of $2.1 million of deferred issuance costs associated with the Oaktree Credit Agreement, included in the “other non-current assets” line item.

iii.

Represents the Company’s estimated liabilities due to SPN, including $33.0 million associated with the Profit Sharing Payments, $2.8 million associated with the MSK Agreement, $6.6 million related to the settlement of the collaboration payable to SPN for the quarter-ended June 30, 2024, $1.7 million associated with the Company’s obligation to pay 80.1% of the costs associated with the Company’s Waltham Lease through December 31, 2025, $1.5 million associated with accrued bonuses for transferred employees due to SPN, and $1.1 million associated with the Company’s ongoing post-marketing safety study of the Product. The offsetting amount of $46.7 million has been recorded to the “accumulated deficit” line item.

iv.

Reflects an increase in Seres common stock and additional paid-in capital from the issuance of 14,285,715 shares of Seres common stock to SPN pursuant to the Securities Purchase Agreement, based on the closing market value of $0.95 per share of Seres common stock on September 30, 2024 multiplied by 14,285,715 shares. The premium on issuance of $1.5 million has been included as a component of the “accumulated deficit” line item and increases the Company’s gain on the disposition of the VOWST Business. A $0.50 increase in the Company’s stock price would result in a discount on issuance of common shares of $5.7 million, with a corresponding decrease to the gain on disposition of the VOWST Business of $7.1 million. A $0.50 decrease in the Company’s stock price would result in a premium on issuance of common shares by $8.6 million, with a corresponding increase to the gain on disposition of the VOWST Business of $7.1 million.

v.

Represents costs associated with the Transaction that will be incurred prior to the date of Closing. As the Company expects to pay cash for these expenses separately and apart from the Transaction, the Company has recognized these amounts in the accrued expenses and other “current liabilities” line item.

(D)	Reflects the discontinued operations of the VOWST Business related to the results of operations on the Company’s pro forma combined statements of operations.

i.

Represents interest expense associated with borrowings under the Oaktree Credit Agreement. The Company has reflected this interest expense in discontinued operations, as the Oaktree Credit Agreement under the Oaktree Credit Agreement is being repaid in connection with the Transaction.

ii.	Represents an unrealized foreign currency gain associated with an accrued milestone payment to be made by the Company in connection with the Bacthera Agreement.

(E)

Reflects the additional transaction accounting adjustments on the Company’s pro forma combined statements of operations, which shows how the sale of the VOWST Business might have affected Seres’ historical financial statements if the sale had been completed at an earlier time.

i.

The number of shares used in calculating the pro forma combined basic and diluted net loss per share has been adjusted to reflect the issuance of 14,285,715 shares of Seres common stock to SPN pursuant to the Securities Purchase Agreement. For the six months ended June 30, 2024 and for the year ended December 31, 2023, the pro forma weighted average shares have been calculated as follows:

	June 30, 2024	December 31, 2023
	Basic and Diluted	Basic and Diluted
Historical weighted average number of Seres common shares outstanding	148,808,089	128,003,294
Common stock issued to Nestle in connection with the Share Purchase Agreement, assuming consummation of the trasnaction as of January 1, 2023	14,285,715	14,285,715

Pro forma combined weighted average number of common shares outstanding	163,093,804	142,289,009

ii.

The net loss from continuing operations per share attributable to common stockholders (basic and diluted) has been calculated based on the weighted average common shares outstanding (basic and diluted) of historical Seres and the weighted average common shares outstanding (basic and diluted) of pro forma Seres, which includes the adjustment to reflect the issuance of 14,285,715 shares of Seres common stock to SPN pursuant to the Securities Purchase Agreement.

For the six months ended June 30, 2024, the net loss from continuing operations per share of historical Seres and pro forma Seres have been calculated as follows (in thousands, except for share and per share data):

	Historical Seres	Historical Seres after giving effect to Discontinued Operations	Pro Forma Seres
Net loss from continuing operations	$(73,003)	$(62,097)	$(62,097)
Net loss from continuing operations per share attributable to common stockholders, basic and diluted	(0.49)	(0.42)	(0.38)
Weighted average common shares outstanding, basic and diluted	148,808,089	148,808,089	163,093,804

For the year ended December 31, 2023, the net loss from continuing operations per share of historical Seres and pro forma Seres have been calculated as follows (in thousands, except for share and per share data):

	Historical Seres	Historical Seres after giving effect to Discontinued Operations	Pro Forma Seres
Net loss from continuing operations	$(113,724)	$(204,935)	$(204,935)
Net loss from continuing operations per share attributable to common stockholders, basic and diluted	(0.89)	(1.60)	(1.44)
Weighted average common shares outstanding, basic and diluted	128,003,294	128,003,294	142,289,009